Exhibit 10.2

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

This AGREEMENT FOR SALE AND PURCHASE OF PROPERTY (this “Agreement”) is made and entered into as of this 31st day of March, 2010, by and between DAKOTA HILL PROPERTIES, A TEXAS LIMITED PARTNERSHIP (the “Seller”), and KBS REALTY ADVISORS, LLC, a Delaware limited liability company (the “Buyer”). The current address of each party is set forth in Section 16 below.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.        Definitions.    For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

(a)	Building. The buildings located on the Land.

(b)	Buyer’s Broker. None; Buyer is not represented by a broker in this transaction.

(c)	Closing. The closing and consummation of the purchase and the sale of the Property pursuant hereto.

(d)	Closing Agent. Stewart Title of Colorado, Inc., 50 South Steele Street, Suite 600, Denver, CO 80209, Attn: Carma Weymouth & Brianna Hern, which shall also act as escrow agent pursuant to the terms and conditions of this Agreement.

(e)	Closing Date. The date on which the Closing occurs as provided in Section 10 hereof.

(f)	Code. The Internal Revenue Code of 1986, as amended.

(g)	Contract Date. The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

(h)	Debt. The debt of Seller to Lender relating to the Property. The Debt was originally incurred on February 1, 2010. The original principal balance of the Debt was $23,475,000.00. The scheduled maturity date of the Debt is February 1, 2017. The documents evidencing the Debt (collectively, the “Loan Documents”) will be delivered to Buyer pursuant to Section 6.1 below.

(i)	Deed. The statutory warranty deed to be executed by Seller, in form reasonably approved by Buyer, Seller, and the Title Company.

(j)	Due Diligence Documents. The documents and information set forth on Exhibit 2, to be provided to Buyer by Seller pursuant to Section 6.1 below.

(k)

Environmental Laws.  Any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, license, judgment, order, writ, common law rule (including, but not limited to, the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to: (i) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances; (iii) the regulation of storage tanks or sewage disposal systems; or (iv) otherwise relating to pollution or the protection of human health or the environment.

(l)	Hazardous Substances. All substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statutes and their state counterparts, including any implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. §§ 1801 et seq.; or any other federal, state, or municipal statute, law or ordinance regulating or otherwise dealing with or affecting materials deemed dangerous or hazardous to human health or the environment; with petroleum and petroleum products including crude oil and any fractions thereof; with asbestos; and with natural gas, synthetic gas, and any mixtures thereof.

(m)	Improvements. The Building and any other structures, sidewalks, drives, parking lots, landscaping and improvements located upon the Land, including all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, and water thereto (including all replacements or additions thereto between the Contract Date and the Closing Date).

(n)	Intangible Property. Seller’s assignable interest, if any, to: all copyright, trademark, trade secret and other intellectual property rights whatsoever in the software and content (including, without limitation, the text, graphics, artwork, photographs, Project floor plans, and virtual tours) of the website currently located at www.dakotahillapts.com (the “Property Website”), all versions and configurations of all object code and source code associated with the Property Website, any and all domain names related to the Property, and all intellectual property license agreements related thereto, as well as any third party development, integration, maintenance, hosting and support services agreements related to the Property Website (which shall be included in “Service Contracts” as hereinafter defined); trademarks, copyrights and/or licenses associated with the Property; claims relating to warranties, claims relating to construction, maintenance, design or installation of the Improvements; plans, specifications, drawings, warranties, permits, and licenses relating solely to the Property; and the right to use the tradename “Dakota Hill Apartments.”

(o)	Land. The tract or parcel of land described in Exhibit 1, and all privileges, rights, easements, hereditaments, rights of way, oil rights, gas rights, riparian and water rights, mineral rights, airspace rights, development rights and appurtenances thereto belonging.

(p)	Leases. All leases and other agreements granting third parties rights of possession or occupancy of the Property or any part thereof.

(q)	Lender. CBRE Capital Markets, Inc., a Texas corporation, the lending institution to which the Debt is currently owed.

(r)	Operating Expenses. Utility charges (including without limitation water, electricity, sewer, gas, and telephone), Taxes, special assessments, operation expenses, maintenance expenses, fees paid or payable under any licenses and permits in respect to the Property, and any other recurring costs or expenses relating or pertaining to the Property.

(s)	Personal Property. The personal property located at the Property, together with all replacements or additions thereto between the Contract Date and the Closing Date, including but not limited to, those items listed on Exhibit 1(s) attached hereto.

(t)	Property. All of Seller’s right, title and interest in, to and under the following: (i) the Land; (ii) the Improvements; (iii) the Leases; (iv) the Personal Property and (v) the Intangible Property.

(u)	Prorate. The division of income and expenses of the Property between Seller and Buyer based on their respective periods of ownership during 2010 and as of 12:01 a.m. on the Closing Date.

(v)	Rent. All (i) rent payable by Tenants pursuant to the Leases, (ii) garage, parking and storage revenue, and (iii) other income generated by or otherwise derived from the Property.

(w)	Security Deposits. Any and all security deposits under the Leases, including any accrued interest as required by contract or applicable law, that have not been properly applied pursuant to the Leases and applicable law toward Tenant defaults as of Closing.

(x)	Seller’s Broker. CB Richard Ellis, Inc., a Delaware corporation, who is representing Seller in this transaction. Buyer acknowledges that Seller’s Broker is an affiliate of Lender.

(y)	Service Contracts. All of the service contracts that relate or pertain to the Property, or the operation or maintenance thereof, including without limitation those listed on Exhibit 1(y) attached hereto.

(z)	Taxes. All general real estate (including special assessments), ad valorem, sales, and personal property taxes assessed against the Property.

(aa)	Tenants. The tenants under the Leases.

(bb)	Title Commitment. A commitment for a Texas form T-1 Owner’s Title Insurance Policy for the Property, issued by the Title Company in the full amount of the Consideration, agreeing to insure title to the Property on or after the Contract Date, showing Seller as owner of the Property, and indicating the conditions upon which the Title Company will issue full extended coverage over all general title exceptions contained in such policies, and including such endorsements as Buyer may require.

(cc)	Title Company. Stewart Title Guaranty Company, 50 South Steele Street, Suite 600, Denver, CO 80209, Attn: Brianna Hern. The parties agree that the Title Company shall issue the Title Commitment and the Title Policy.

Section 2.        Agreement to Sell and to Purchase.  Subject to and in accordance with the terms, conditions and provisions hereof, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller.

Section 3.        Earnest Money.  Within 2 business days after the Contract Date, Buyer will deposit with the Closing Agent the cash sum of $500,000.00 (as such amount may be increased pursuant to Section 10.1 below, and including any accrued interest, the “Earnest Money”). The Earnest Money shall be held by the Closing Agent until disbursed as set forth in this Agreement. Buyer shall execute and deliver any appropriate W-9 forms requested by the Closing Agent. If Buyer acquires the Property, the Earnest Money shall be paid to Seller and applied as a credit against the Consideration. If all of the conditions precedent set forth in this Agreement are not met or resolved to the satisfaction of Buyer, or Buyer terminates this Agreement as expressly permitted pursuant to the provisions hereof, the Earnest Money shall be returned by the Closing Agent to Buyer without further instruction from Seller. If all of the conditions precedent set forth in this Agreement have been satisfied or waived by Buyer, and Buyer is obligated to purchase the Property pursuant to the terms of this Agreement and thereafter Buyer defaults on its obligation to acquire the Property pursuant to the terms of this Agreement and Seller is not otherwise in material default, then the Earnest Money shall be delivered to Seller and shall be retained by Seller as liquidated damages. If there is a dispute between Buyer and Seller as to the distribution of the Earnest Money, or if for any other reason the Closing Agent in good faith elects not to make any such disbursement, the Closing Agent shall continue to hold the Earnest Money until otherwise directed by written instructions executed both by Seller and Buyer, or by a final judgment of a court of competent jurisdiction. Upon request, Buyer and Seller shall execute Closing Agent’s standard earnest money escrow agreement in form reasonably acceptable to Buyer and Seller; provided, however, that if there is any conflict or inconsistency between such escrow agreement and this Agreement, then this Agreement shall control. Notwithstanding anything stated to the contrary in this Agreement, the only circumstance under which Seller shall be entitled to receive the Deposit if Closing fails to occur is if Buyer fails to purchase the Property when it is obligated to do so under this Agreement. In addition, notwithstanding anything to the contrary contained herein, $100.00 of the Earnest Money is earned by Seller in consideration of the rights granted to Buyer under Section 6 hereof and shall be in all events non-refundable to Buyer.

Section 4.        Consideration and Prorations.

4.1        Consideration.  The “Consideration” shall be the sum of $36,100,000.00, subject to the prorations and allocations provided for herein, which shall be added or subtracted as the case may be. The principal balance of the Debt, to the extent assumed by Buyer pursuant to Section 4.4 below, shall be a credit toward the Consideration. The balance of the

Consideration shall be paid by Buyer to Seller at Closing through escrow by wire transfer of immediately available funds.

4.2	Prorations.

(a)	General. Seller and Buyer shall make the prorations set forth in this section, as a credit or debit to the Consideration. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed prior to the Closing Date.

(b)	Rent. The parties shall Prorate all Rent other than Delinquent Rent (which is defined and covered in Section 4.2(e) below). At Closing, to the extent actually received by Seller prior to Closing, Seller shall pay to Buyer any and all prepaid Rent relating or pertaining to the Property. If Seller receives payment for Rent after Closing, Seller shall immediately pay to Buyer the portion of such payment which relates to the period on and after the Closing Date, and any portion of such payment which relates to the period prior to Closing which was credited to Seller at Closing.

(c)	Taxes. The parties shall Prorate all Taxes payable for 2010, on a calendar year basis, utilizing the actual final tax bills for the Property for 2009. Said taxes payable for 2010 shall not be subject to adjustment or re-proration. Seller shall pay all Taxes for years prior to 2010, and shall upon request furnish evidence of such payment to Buyer and the Title Company. If after Closing either party receives a refund of any Taxes that were prorated pursuant to this Agreement, then the parties shall equitably share the refund. Regarding special assessments, it is the intent of the parties to Prorate any installments of special assessments that are payable in 2010, and that Buyer shall be solely responsible for all remaining future installments of any such special assessments.

(d)	Operating Expenses and Service Contracts. Except for Taxes, which are covered by Section 4.2(c) above, the parties shall Prorate all Operating Expenses. To the extent not already prorated as Operating Expenses, the parties shall also Prorate amounts paid or payable under the Surviving Service Contracts. The prorations under this subsection shall be based on actual invoices if reasonably possible. If actual invoices are not available in advance of Closing, then the prorations shall be calculated based on Seller’s and Buyer’s good faith estimates thereof.

(e)

Delinquent Rent. For purposes of this Section 4.2, “Delinquent Rent” shall mean any Rent that, under the terms of the applicable Lease, was past due as of the Closing Date, and which has not been received in good funds by Seller on or prior to the Closing Date. Delinquent Rent shall not be accrued or prorated at Closing. Any Delinquent Rent that is received by Buyer within 90 days after the Closing Date shall be paid to Seller; provided, however, that all Rent collected after the Closing Date shall be applied first to payment of all Rent due Buyer from the applicable Tenant and second to all Delinquent Rent due to Seller. For 90 days following Closing, Buyer shall use good faith commercially reasonable efforts to collect any Delinquent Rent, provided that Buyer shall not be required to commence any legal proceedings or to terminate any Lease in connection with such efforts. If Buyer commences any action or proceeding against any Tenant and as a result thereof collects any Delinquent Rent which Buyer is required to remit to Seller, Buyer shall be entitled to deduct and retain a portion of the amount collected which is equal to the reasonable third party expenses incurred by Buyer in connection with the collection of any such Delinquent Rent. Buyer shall not waive any Delinquent Rent or modify or amend any Lease so as to reduce the Delinquent Rent owed by the Tenant for any period in which Seller is entitled to receive such Delinquent Rent, without first obtaining Seller’s written consent (which consent shall not be unreasonably withheld or conditioned).

(f)	Proration Statement. As soon as reasonably possible prior to Closing, Seller and Buyer shall work together in good faith to prepare a joint statement of the prorations required by this Section (“Proration Statement”), and shall deliver the Proration Statement to the Closing Agent for use in preparing the final settlement statement.

(g)	Post-Closing Reconciliation. As soon as reasonably possible after Closing, but in no event more than 60 days after Closing, the parties shall work in good faith to complete a reconciliation (“Reconciliation”) of all prorations other than Taxes. If there is an error on the Proration Statement used at Closing or, if after the actual figures are available as to any items that were estimated on the Proration Statement, then the proration or apportionment shall be adjusted based on the actual figures. Either party owing the other party a sum of money based on the Reconciliation shall pay said sum to the other party within 5 business days of the completion of the Reconciliation.

4.3        Security Deposits.  The Security Deposits and any interest due thereon pursuant to the Leases shall be credited to the Consideration at Closing. Buyer shall assume responsibility for such assigned Security Deposits and shall indemnify, defend and hold Seller harmless from any loss or damage that Seller suffers due to a claim by Tenant for any such Security Deposits, to the extent that the Security Deposits in dispute were actually credited by Seller to Buyer.

4.4        Debt Assumption.  Provided Lender has consented to Buyer’s assumption of the Debt on terms acceptable to Buyer in its sole and absolute discretion (the “Lender’s Consent”), Buyer shall assume the Debt and shall take title to the Property at Closing subject to the Debt. Seller shall pay all accrued interest on the Debt through the day of Closing. Buyer shall pay all costs and expenses associated with the loan assumption, including without limitation all application fees, review fees, lender legal fees, and any applicable assumption fees or prepayment penalties. Buyer shall coordinate the loan assumption application. Seller shall provide all reasonable non-monetary cooperation necessary to facilitate the completion, submission, and approval of Buyer’s assumption of the Debt. Seller shall not be obligated to close this transaction unless Lender releases Seller (and all guarantors and indemnitors, if any) from any and all further liability on the Debt on terms acceptable to Seller in its sole but reasonable discretion. In the event Lender’s Consent is not received on or before the Closing Deadline (as defined in Section 10.1 below), then either party may terminate this Agreement upon written notice to the other party, and in such event the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive termination of this Agreement. All escrows held by Lender in connection with the Debt (“Escrows”) shall be assigned by Seller to Buyer at Closing, and the Consideration shall be increased by the then-current balance of the assigned Escrows. Seller hereby represents that the Escrows include without limitation an escrow for Taxes, a repair escrow, a replacement reserve escrow, and an excess funds escrow. If this transaction closes, Seller shall request that Lender provide an accounting of the Escrows as of the Closing.

Section 5.

5.1        Title Commitment.  As soon as reasonably possible after the Contract Date, Seller shall coordinate the Title Company’s delivery to Buyer of the Title Commitment, in the amount of the Consideration, showing the condition of title to the Land and Improvements, and naming Buyer as the proposed insured, together with legible copies of all recorded exceptions and covenants, conditions, easements, and restrictions affecting the Property. The Title Commitment shall contain the conditions upon which the Title Company will issue the title insurance policy (the “Title Policy”) at Closing pursuant to the Title Commitment and subject only to the exceptions approved (or deemed approved) by Buyer pursuant to this Section 5.

5.2        New Survey.  Buyer shall deliver to Seller, as part of the Due Diligence Documents, a copy of the most recent survey of the Property in Seller’s possession (the “Existing Survey”). In the event Buyer commissions a new survey of the Property (the “New Survey”), then Seller shall provide all cooperation reasonably requested by Buyer regarding the preparation of the New Survey. Buyer shall be responsible for all costs associated with the New Survey. The New Survey shall be certified to Seller, Buyer and the Title Company, and Seller shall receive a signed original of the New Survey at or prior to Closing.

5.3        Title Notice.  If the Title Commitment or Existing Survey discloses matters that are not acceptable to Buyer (“Unpermitted Exceptions”), then Buyer shall notify Seller in writing (the “Title Notice”) of Buyer’s objections within 10 days after Buyer has received both the Title Commitment and the Existing Survey. In the event that Buyer notifies Seller of any objections within such 10-day period, then Seller shall notify Buyer in writing, within 10 days following the date of receipt of Buyer’s notice of such objections, that either: (a) the Unpermitted Exceptions will be, prior to Closing, removed from the Commitment, insured over by the Title Company pursuant to an endorsement to the Title Policy, or otherwise cured to Buyer’s reasonable satisfaction; or (b) Seller declines to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured. If Seller fails to deliver such written notice to Buyer within such 10-day period, then Seller shall be deemed to have declined to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured. If Seller declines to arrange to remove, insure over, or otherwise cure any of the Unpermitted Exceptions in a manner satisfactory to Buyer in its sole and absolute discretion, then Buyer shall elect, through written notice to Seller within 10 days after Buyer’s receipt of Seller’s written or deemed declination, to: (a) terminate this Agreement and receive refund of the Earnest Money; or (b) waive such objections and take title subject to the Unpermitted Exceptions that Seller has declined to remove, insure over, or otherwise cure. The Closing Date shall be adjusted, if necessary, to allow for any elections allowed or required by this Section.

5.4        Pre-Closing “Gap” Title Defects.  Buyer may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title raised by the Title Company after Buyer’s receipt of the initial Title Commitment, or of any material defect shown on the New Survey that was not disclosed on the Existing Survey; provided that Buyer must notify the Seller of such objection to title within 10 days of being made aware of the existence of such exception. If Buyer sends a Gap Notice to the Seller, Buyer and the Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 5.3 hereof.

Section 6.        Buyer’s Inspection.

6.1        Document Inspection.  Buyer and Seller acknowledge that Buyer (by itself or through such agents, consultants and others as Buyer shall designate) may inspect, test and analyze the Property (provided that any inspections or testing of the Land or Improvements shall be conducted in accordance with Section 6.2 below). Seller will, within 10 business days after the Contract Date, deliver to Buyer complete copies of the Due Diligence Documents. Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges and understands that some of the materials delivered by Seller have been prepared by parties other than Seller, or Seller’s current property manager (“ConAm”). Seller makes no representation or warranty whatsoever, express or implied, as to the completeness, content or accuracy of the delivered materials that were not prepared by Seller or ConAm.

6.2        Physical Inspection.  Buyer and its consultants and agents shall have the right, from time to time prior to the earlier of the Closing or termination of this Agreement, to enter upon the Property to examine the same and the condition thereof, and to conduct such investigations, inspections, tests and studies as Buyer shall determine to be reasonably necessary. Buyer agrees to conduct such activities during normal business hours to the extent practicable. Buyer agrees to pay all costs of such investigations, inspections, tests and studies and to indemnify and hold Seller harmless from and against any claims for injury or death to persons or damage to property arising solely out of any action of any person or firm entering the Property on Buyer’s behalf as aforesaid and expressly excluding as may arise from pre-existing conditions or Seller’s conduct, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred. Prior to performing any environmental investigation of the Property, Buyer shall notify Seller of the name of the environmental consultant that will conduct the investigation. Buyer shall not have the right to disturb the soil at the Property without Seller’s prior written consent. In requesting any such consent, Buyer shall provide Seller with a proposed written work plan describing the investigation, the name of the contractor that will perform the investigation, evidence of insurance coverage for the contractor, and a site plan showing where the soil will be disturbed. Buyer shall provide Seller, at no cost to Seller, with a complete copy of any environmental reports within 10 days following Buyer’s receipt of same.

6.3        Inspection Period.    Buyer shall have until that date which is 45 days after the date on which Buyer receives the Due Diligence Certification from Seller (the 45th day being the “Inspection Date”) in which to make such investigations, inspections, tests and studies permitted herein with respect to the Property, the Due Diligence Documents, and any other thing or matter relating to the Property as Buyer reasonably deems appropriate, and, at the sole discretion of Buyer, to deliver written notice to Seller that Buyer has approved of its inspection of the Property (an “Approval Notice”) on or before such Inspection Date. In the event Buyer fails to timely deliver the Approval Notice or if Buyer delivers written notice to Seller on or prior to the Inspection Date that Buyer will decline to purchase the Property, then this Agreement shall terminate, the Earnest Money shall be returned to Buyer and the rights and obligations of the parties pursuant to this Agreement shall terminate except as expressly provided herein to survive termination. The 45-day inspection period shall not commence until Buyer receives Seller’s written certification that Seller has provided Buyer with all of the Due Diligence Documents in Seller’s possession or control (the “Due Diligence Certification”). Seller’s Due Diligence Certification shall include a list of all the Service Contracts provided to Buyer as part of the Due Diligence Documents.

6.4        Surviving Service Contracts.  On or before the Inspection Date, Buyer shall provide written notice to Seller identifying the Service Contracts that Buyer wishes to have terminated at or before Closing. If Seller declines to terminate any of the Service Contracts designated by Buyer for termination, then Seller shall provide Buyer, within 5 business days of receiving Buyer’s notice, with written notice of the Service Contracts that Seller declines to have terminated. If Seller declines to terminate any of the Service Contracts, then Buyer may elect, through written notice to Seller within 5 business days after Buyer’s receipt of Seller’s notice, to terminate this Agreement and receive refund of the Earnest Money. If Buyer does not elect to terminate this Agreement, then Buyer shall be deemed to have elected to take title subject to the Service Contracts that Seller declined to terminate. If this Agreement is not terminated, Seller shall terminate any Service Contract not accepted by Buyer, at Seller’s sole cost and expense, effective on or before the Closing Date. The Service Contracts that are not to be terminated pursuant to this Section shall be herein referred to as the “Surviving Service Contracts.” Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys’ fees and disbursements) arising under or relating to any Service Contract that was not provided to Buyer prior to the Inspection Date. Seller’s obligations pursuant to this Section 6.4 shall survive the Closing.

6.5        Confidentiality.  Buyer agrees to maintain in confidence the information contained in the Due Diligence Documents (the “Transaction Information”). Buyer shall not disclose any portion of the Transaction Information to any person or entity and shall maintain the Transaction Information in the strictest confidence; provided, however, that Buyer may disclose the Transaction Information: (a) to Buyer’s agents to the extent that such agents reasonably need to know such Transaction Information in order to assist, and perform services on behalf of, Buyer; (b) to the extent required by any court or governmental authority; (c) to the extent required by any applicable statute, law, or regulation; and (d) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement. Buyer agrees that the Transaction Information shall be used solely for purposes of evaluating the acquisition and potential ownership and operation of the Property. In the event this Agreement is terminated for any reason whatsoever, Buyer shall promptly return to Seller the Due Diligence Documents. The undertakings of Buyer pursuant to this Section shall survive the termination of this Agreement, but shall terminate upon Closing if this transaction closes.

Section 7.        Seller’s Representations, Warranties and Covenants.

7.1.        Seller’s Representations, Warranties and Covenants.  In addition to any other representations, warranties and covenants provided by Seller to Buyer elsewhere in this Agreement, Seller represents, warrants and covenants to Buyer as of the Contract Date and the Closing Date:

7.1.1.  Leases.  The Leases made available to Buyer pursuant to Section 6.1 hereof are complete and accurate copies of all of the Leases currently in effect with respect to the Property, and there are no material written or oral promises, understandings or commitments with Tenants other than as set forth in such Leases as delivered to Buyer.

7.1.2.  Service Contracts.  To Seller’s knowledge, the Service Contracts listed on Exhibit 1(y) attached hereto are all of the Service Contracts currently in effect with respect to the Property. The Service Contracts made available to Buyer pursuant to Section 6.1 hereof are complete and accurate copies of all of the Service Contracts currently in effect with respect to the Property.

7.1.3.  Authority.  Seller is formed pursuant to, and in good standing under, the laws of the State of Texas. Seller is authorized to own and operate real estate in the State of Texas. Seller is not subject to any proceeding in bankruptcy or any proceeding for dissolution or liquidation. This Agreement and all exhibits and documents to be delivered by Seller pursuant to this Agreement have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable in accordance with their terms. Seller has all necessary authority, has taken all action necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of the Seller; (ii) any material instrument, contract, or other agreement to which Seller is a party which affects any of the Property; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body. The parties executing this Agreement on behalf of Seller are duly authorized to so do, and, upon execution, this Agreement will be duly executed by and binding upon Seller;

7.1.4.  Environmental Matters.  To Seller’s knowledge, Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Environmental Laws by Seller or by any Tenants.

7.1.5.  Non-Foreign Status.  Seller is not a “foreign person” as that term is defined in the Code and the regulations promulgated pursuant thereto.

7.1.6.  Anti-Terrorism Laws.  Neither Seller, nor any of its affiliated entities, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56. Neither Seller nor, to the knowledge of Seller, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following: (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Seller is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list. Neither Seller nor, to the knowledge of Seller, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property: (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

7.1.7.  Governmental Matters.  Seller has not received written notice from any governmental body having jurisdiction over the Property of: (a) any pending or contemplated annexation or condemnation proceedings, or purchase in lieu of the same, affecting or which may affect all or any part of the Property; (b) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property; (c) any uncured violation of any legal requirement, restriction, condition, covenant or agreement affecting the Property or the use, operation, maintenance or management of the Property; (d) any uncured violations of laws, codes or ordinances affecting the Property; or (e) any violation of the terms of any permit required for the operation of the Property as presently operated.

7.1.8.  Litigation.  To Seller’s knowledge, there is no controversy, investigation, complaint, protest, proceeding, suit, litigation or claim relating to the Property or any part thereof, or relating to Seller, which might adversely affect the Property or the transaction contemplated herein.

7.1.9.  No Bankruptcy.  Seller: (a) is not in receivership or dissolution; (b) has not made any assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature; (c) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller or any of its property or affiliates, if any; and (d) none of the foregoing are pending or threatened.

7.1.10.  No Liens.  To Seller’s knowledge, other than the lien set forth in the Loan Documents, there are no monetary liens encumbering the Property which cannot be paid off on or prior to Closing.

7.1.11.  Loan Documents; No Debt Default.  The Loan Documents made available to Buyer pursuant to Section 6.1 hereof are complete and accurate copies of all of the documents evidencing the Debt. To Seller’s knowledge, Seller is not in default under the Debt or any of the Loan Documents and no circumstance exists that with the giving of notice or the passage of time would result in a default under the Debt or any of the Loan Documents. Seller has not received any notice from Lender of any default under the Debt or any of the Loan Documents.

7.1.12.  Due Diligence Documents.  The (i) operating statements of the Property for the 2008 and 2009 fiscal years and the latest available for the 2010 fiscal year, and (ii) the current rent roll for the Property, in the forms delivered to Buyer as part of the Due Diligence Documents, are the operating statements and rent roll utilized by Seller and/or ConAm in the ordinary course of the management and operation of the Property.

7.2.  All references in this Section 7 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller’s knowledge” or “to the best of Seller’s knowledge” and words of similar import shall refer solely to facts within the actual knowledge (without independent investigation or inquiry) of Thomas A. Wentz, Jr., Senior Vice President, and/or Donald Peterson, Vice President, and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge. Seller hereby represents and warrants that Thomas A. Wentz, Jr. and Donald Peterson are the individuals associated with Seller who are the most knowledgeable officers and employees of Seller regarding the matters set forth in this Section 7.

7.3.        If Seller learns that any of said representations or warranties has become inaccurate between the Contract Date and the Closing Date, then Seller shall promptly notify Buyer in writing of such change. The Closing Date shall be automatically extended for 10 days in order to allow Seller to cure such change. If Seller cures such change, then this Agreement shall proceed to Closing in accordance with the terms hereof. If Seller does not cure such change, then Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer elects option (b) in the preceding sentence, then the representations and warranties shall be deemed to be automatically amended to reflect said change. The representations, warranties and covenants contained in this Section shall survive Closing.

7.4.        Seller shall have no liability to Buyer by reason of a breach or default of any of Seller’s representations, unless Buyer shall have given to Seller written notice (“Warranty Notice”) of such breach or default within 12 months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer’s Warranty Notice. No claim for breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than $10,000.00, in which event the full amount of such claims shall be actionable. In no event shall the aggregate liability of Seller to Buyer by reason of a breach or default of one or more of Seller’s representations, except for fraud or intentional misrepresentation by Seller, exceed $1,000,000.00. Seller’s liability shall be limited to actual damages and shall not include consequential damages. Any litigation with respect to any representation must be commenced within 60 days from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default. Any proceeding or litigation based upon a claim of fraud, misrepresentation or similar theory shall be commenced by Buyer within 12 months of the Closing Date and, if appropriate proceedings are not commenced within such time period, Buyer shall be deemed to have waived any such claim.

Section 8.        Buyer’s Representations, Warranties and Covenants.  Buyer represents and warrants that, as of the Contract Date and the Closing Date:

8.1.        Buyer is a validly formed legal entity under the laws of the state of its formation, is in good standing in the state of its formation, is qualified to do business and own property in the State of Texas, and is duly authorized to do all things required of it under or in connection with this Agreement. The parties executing this Agreement on behalf of Buyer are duly authorized to so do, and, upon execution, this Agreement will be duly executed by and binding upon Buyer; and

8.2.        Buyer is not subject to any involuntary proceeding for dissolution or liquidation.

8.3.        The execution, delivery and performance of the Agreement will not violate any of Buyer’s organizational or governing documents or any contract, agreement, commitment, order, judgment or decree which Buyer is a party to or by which Buyer is bound.

8.4.        Buyer is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974.

8.5.        Anti-Terrorism Laws.  Neither Buyer, nor any of its affiliated entities, is in violation of any of the Anti-Terrorism Laws, including the Executive Order and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56. Neither Buyer nor, to the knowledge of Buyer, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following: (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Buyer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list. Neither Buyer nor, to the knowledge of Buyer, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property: (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

Section 9.        Conditions to Closing.

9.1        Buyer’s Conditions.  Buyer’s obligation to purchase the Property and proceed to Closing under this Agreement are subject to the following conditions precedent being satisfied or waived by Buyer as of the Closing Deadline as such may have been extended pursuant to Section 10.1:

(a)	Buyer shall have received the Lender’s Consent;

(b)	All representations and warranties by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date; and

(c)	Seller shall have duly performed all material covenants and agreements to be performed by Seller under this Agreement, including, without limitation, the timely delivery of all documents and instruments as required by Section 10.4 hereof.

Upon the failure of any of the conditions precedent set forth in this Section 9.1 without waiver of such conditions by Buyer, this Agreement shall terminate, all rights and obligations of each party hereunder, other than as expressly set forth herein, shall terminate, and the Earnest Money Deposit shall be returned to Buyer. If a condition under Section 9.1 (b) or (c) has not been satisfied or performed by Seller as required by this Agreement, failure to perform or satisfy such condition shall constitute a default by Seller, and Buyer shall have the rights set forth in Section 12.2 of this Agreement.

9.2        Seller’s Conditions.  Seller’s obligation to sell the Property and proceed to Closing under this Agreement are subject to the following conditions precedent being satisfied or waived by Seller as of the Closing Deadline as such may have been extended pursuant to Section 10.1:

(a)	Buyer shall have received the Lender’s Consent;

(b)	All representations and warranties by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date; and

(c)	Buyer shall have duly performed all material covenants and agreements to be performed by Buyer under this Agreement, including, without limitation, the timely delivery of all documents and instruments as required by Section 10.5 hereof.

Upon the failure of any of the conditions precedent set forth in this Section 9.2 without waiver of such conditions by Seller, this Agreement shall terminate, all rights and obligations of each party hereunder, other than as expressly set forth herein, shall terminate, and the Earnest Money Deposit shall be returned to Buyer. Notwithstanding the foregoing, if Buyer is legally obligated to close the transaction contemplated herein and Buyer defaults on such obligation, Seller shall have the rights set forth in Section 12.1 of this Agreement.

Section 10. Closing.

10.1        Time and Place.  Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held on a mutually acceptable date (the “Closing” or “Closing Date”) that is the earlier of (a) 10 business days after receipt of the Lender’s Consent or (b) the date which is 60 days after the Inspection Date (such earlier date being the “Closing Deadline”). Notwithstanding the foregoing, the Closing Deadline shall be automatically extended for 30 days upon Seller’s receipt of a written request for extension from Buyer, provided that Buyer simultaneously increases the amount of the Earnest Money by delivery to Closing Agent of additional funds in the amount of $150,000. If Closing does not occur on or before the Closing Deadline, for any reason other than Seller’s material default under this Agreement, then Seller in its sole discretion may at any time thereafter terminate this Agreement by delivering written notice to Buyer, and in such event the Earnest Money shall be returned to Buyer and the rights and obligations of the parties hereunder shall terminate except as expressly provided to survive termination as set forth herein. Closing shall occur through a mail escrow style closing with the Closing Agent.

10.2        Buyer’s Costs.  Buyer shall pay:

(a)	One-half of all escrow and closing agent charges.

(b)	The premiums for extended coverage to the Title Policy, and for the cost of any endorsements requested by Buyer (other than curative endorsements that Seller may be obligated to provide pursuant to Section 5 above).

(c)	All recording and filing charges in connection with the Deed.

(d)	The cost of the Survey.

(e)	All costs of Buyer’s due diligence.

(f)	Its own attorneys.

(g)	Any assumption, prepayment or similar fee resulting from Buyer’s assumption of the Debt.

10.3      Seller’s Costs.  The Seller shall pay:

(a)	One-half of all escrow and closing agent charges.

(b)	The cost of the Title Commitment, and the premium for the basic Title Policy.

(c)	The cost of preparation and recording of all documents (other than the Deed) necessary to place record title in the condition warranted by Seller in this Agreement.

(d)	Any form of deed tax or personal property tax imposed by any state or federal entity by virtue of the sale of the Property, or recording of the Deed, to Buyer.

(e)	Its own attorneys.

10.4      Seller’s Closing Deliveries.  Seller shall obtain and deliver to Buyer at the Closing the following documents (all of which shall be duly executed and, if required for recording, acknowledged, which documents Buyer agrees to execute and acknowledge where required):

(a)	The Deed, conveying to Buyer all of Seller’s right, title and interest in and to the Property, subject only to encumbrances and title exceptions approved by Buyer.

(b)	A Bill of Sale in the form attached as Exhibit 10.4(b) hereto.

(c)	A General Assignment and Assumption Agreement in the form attached as Exhibit 10.4(c) hereto.

(d)	A Non-Foreign Certificate in the form attached as Exhibit 10.4(d) hereto.

(e)	Such documents as may be reasonably required by Lender to be executed by Seller as a condition to Buyer’s assumption of the Debt.

(f)	Such further documents as Buyer or the Title Company may reasonably request to carry out the provisions of this Agreement.

10.5      Buyer’s Closing Deliveries.  Buyer shall deliver to Seller at Closing:

(a)	The Consideration, as prorated and allocated pursuant to this Agreement.

(b)	Such documents as may be reasonably required by Lender to be executed by Buyer as a condition to Buyer’s assumption of the Debt each in form approved by Buyer in its sole but reasonable discretion.

(c)	Such further documents as Seller or the Title Company may reasonably request to carry out the provisions of this Agreement each in form approved by Buyer in its sole but reasonable discretion.

10.6        Rent Ready Units.  At Closing, Buyer shall receive a credit to the Consideration in an amount equal to $750.00 for each unit that was vacant more than 5 days prior to the Closing Date, and that is not in “Rent Ready Condition” as of the Closing Date. “Rent Ready Condition” shall mean the condition in which vacated apartments units are made at the Property in accordance with Seller’s standard practice.

Section 11.        Operations Pending Closing.  Seller hereby covenants and agrees that after the Contract Date, until the earlier of the Closing Date the earlier termination of this Agreement:

(a)	Seller shall continue to maintain the Property in accordance with its customary business practices.

(b)	Seller shall continue to fulfill all of its obligations under the Leases.

(c)	Seller shall continue to otherwise manage and operate the Property in accordance with its customary business practices.

(d)	Seller shall not, without the written consent of Buyer (which consent shall not be unreasonably withheld or delayed), enter into any new Lease (or renew any existing Lease) for a term exceeding 1 year or enter into any Lease in a form other than the standard lease form delivered to Buyer pursuant to Section 6.1.

(e)	Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or incur any liabilities other than in the ordinary course of operating and managing the Property, except for such liabilities as will be discharged on or before Closing. After the Contract Date, Seller shall not, without the written consent of Buyer (which consent shall not be unreasonably withheld or delayed), enter into any new Service Contracts unless such new Service Contract is on market-rate or better terms and can be terminated upon no more than 30 day’s notice without penalty.

Notwithstanding Seller’s obligation set forth in Section 11(a), Seller has no obligation to make any repairs or replacements to the Property if the cumulative cost of all reasonably necessary repairs or replacements is reasonably estimated by Seller to exceed $50,000. If Seller declines to make any reasonably necessary repairs or replacements because the estimated cumulative cost of all repairs and replacements would exceed $50,000, then Buyer may terminate this Agreement prior to Closing on written notice to Seller, and, in such event, this Agreement shall terminate, the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder except as to covenants which are to survive termination. Seller’s obligation set forth in Section 11(a) shall expire upon Closing; if this transaction closes, then Seller’s obligation to maintain the Property shall be deemed to have been satisfied or waived.

Section 12.    Default and Remedies.

12.1    Seller’s Default.  Should Seller breach any of Seller’s covenants, representations, or warranties contained in this Agreement, Buyer may, upon 20 days written notice to Seller, and provided such breach or failure is not cured within such 20-day period:

(a)	terminate this Agreement, without further liability on Buyer’s part and, in such event, Buyer shall be entitled to a return of the Earnest Money and shall have no further liability hereunder; and/or

(b)	enforce specific performance of this Agreement, provided such action is commenced within 120 days after the date of Buyer’s written notice to Seller pursuant to this Section.

12.2    Buyer’s Default.  In the event Buyer defaults in its obligations to close the purchase of the Property, then (i) Seller shall receive the Earnest Money as fixed and liquidated damages, this Agreement shall terminate, and neither party shall have any further liability hereunder, except for those liabilities which expressly survive the termination of this Agreement and (ii) Buyer shall immediately direct the Title Company to pay the Earnest Money to Seller. Seller shall have no other remedy for any pre-Closing default by Buyer, including any right to damages. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT: (1) THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE EARNEST MONEY SHALL BE AND DOES CONSTITUTE VALID LIQUIDATED DAMAGES. All of the foregoing shall be without limitation upon the rights and remedies of Seller hereunder, at law or in equity, in the event of a default by Buyer pursuant to Sections 6.2, 6.5, 8, 12.3, or 17.3, or pursuant to any covenant, agreement, indemnity, representation or warranty of Buyer set forth in this Agreement that expressly survives the Closing or the termination of this Agreement.

12.3    Attorney’s Fees to Prevailing Party.  In the event of any litigation between the parties hereto under any of the provisions of this Agreement, the non-prevailing party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys fees, incurred by the prevailing party in such litigation. The parties agree that the court presiding over the litigation shall determine whether a party is a “prevailing party,” and shall determine the reasonable amount of attorney’s fees and costs recoverable. The parties agree that the amount of attorney’s fees and costs which may be awarded must bear a reasonable relationship to, and must be limited by the court to a reasonable amount in view of, the amount recovered by the prevailing party in such matter.

Section 13.    Condemnation.  If, between the Contract Date and the Closing Date, any condemnation or eminent domain proceedings are initiated or threatened that might result in the taking of any part of the Improvements or the Land or access to the Land from adjacent roadways, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on the part of Buyer, in which event this Agreement shall terminate all rights and obligations of the parties hereunder shall cease and the Earnest Money shall be returned to Buyer. If this Agreement is not terminated, then Seller shall assign to Buyer all of Seller’s right, title, and interest in and to any award pertaining to the Property made in connection with such condemnation or eminent domain proceedings. Buyer shall notify Seller within 15 days after its receipt of written notice from Seller of such condemnation or eminent domain proceeding, whether it elects to exercise its right to terminate. If Buyer fails to notify Seller of its election within said 15-day period, such failure shall constitute an election to terminate this Agreement as aforesaid. The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 14.    Damage or Destruction.  Seller shall bear all risk of loss to the Property until the Closing Date. If, between the Contract Date and the Closing Date, all or any portion of the Property is damaged or destroyed by fire or other casualty and the cost to repair and restore the Property is more than $50,000.00, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on Buyer’s part, in which event all rights and obligations of the parties hereunder shall cease and the Earnest Money will be returned to Buyer. If either this Agreement is not terminable in accordance with the foregoing, or is terminable but is not terminated, then Seller shall, upon Closing, assign to Buyer all of Seller’ right, title, and interest in and to any insurance proceeds, including without limitation any rent loss insurance proceeds (except for proceeds for rent losses prior to Closing), payable as a result of such damage or destruction, plus Seller shall pay to Buyer the amount of any deductible losses under such insurance policies and at Closing shall have no further repair or restoration obligations. Seller shall fully advise Buyer regarding the insurance policies covering such damage or destruction and the probable amount of any insurance proceeds payable as a result of such damage or destruction. Buyer shall notify Seller within 15 days after receipt of written notice from Seller of such damage or destruction of its election. If Buyer fails to notify Seller of its election within said 15-day period, such failure shall constitute an election to terminate this Agreement as aforesaid. The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 15.    Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U.S. registered or certified mail (return receipt requested, postage prepaid), or by electronic “fax” transfer (conditioned on prompt telephone confirmation of transmission, with copy to follow by regular mail) to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

BUYER:	KBS Realty Advisors, LLC c/o Legacy Partners Residential Development, Inc. Attn: Senior Managing Director 13155 Noel Road, Suite 825 Dallas, TX 75240

Telephone: (972) 728-7212 Fax: (972) 728-7213

With a copy to:	Schultz & Wright, LLP Attn: Anne Keeler Wright 545 Middlefield Road, Suite 160 Menlo Park, CA 94025 Telephone: (650) 462-0900 Fax: (650) 462-0998

SELLER:

Dakota Hill Properties, a Texas Limited Partnership

c/o IRET Properties, a North Dakota Limited Partnership

Attn: General Counsel

3015 16th Street SW Suite 100

P.O. Box 1988

Minot, ND 58702-1988

Telephone: (701) 837-4738

Fax: (701) 838-7785

CLOSING AGENT:	Stewart Title of Colorado, Inc. Attn: Carma Weymouth & Brianna Hern 50 South Steele Street, Suite 600 Denver, CO 80209 Telephone: (303) 331-0333 Fax: (303) 331-9867

Such notices shall be deemed received (a) as of the date of delivery, if delivered by hand by 4:00 p.m. Central on a business day, (b) as of the next business day, if tendered to an overnight express delivery service by the applicable deadline for overnight service, (c) as of the fifth business days after mailing, if sent by regular mail, or (d) as of the date of fax transmission, if properly transmitted by fax prior to 4:00 p.m. Central (if transmitted after said time, any such fax transmission shall be deemed received as of the next business day).

Section 16.    Condition of Property.

16.1.    No Warranties.  THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PROPERTY HAS BEEN PURCHASED BY BUYER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT

LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, NOR ANY AGENT, MEMBER, OFFICER, EMPLOYEE OR PRINCIPAL OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PROPERTY.

16.2.    Change of Conditions.  If Buyer does not terminate this Agreement pursuant to Section 11 above, and if this transaction closes, then Buyer shall accept the Property at Closing in the condition the Property is in at Closing, and as such condition may have changed since the Contract Date by reason of wear and tear and natural deterioration and, subject to Sections 13 and 14 hereof, condemnation or damage by fire or other casualty.

16.3.  Condition of Delivery.  Seller has no obligation to deliver the Property in a “broom clean” condition, and at Closing Seller may leave in the Property all items of personal property and equipment, partitions and debris as are now presently therein and as would accumulate in the normal course of operating and maintaining the Property.

16.4.  Release.  WITHOUT LIMITING THE PROVISIONS OF SECTION 16.1 ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, AGENTS AND AFFILIATES FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”), WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1), WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD OF

OWNERSHIP OF THE PROPERTY AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1) OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO FRAUD, A BREACH BY SELLER OF THIS AGREEMENT OR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY AGREEMENT, INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING. BUYER ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SECTION 16.4 AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY OR APPARENTLY TO THE CONTRARY IN THIS SECTION 16.4, BUYER IS NOT RELEASING SELLER WITH RESPECT TO ANY LIABILITIES TO ANY PERSON OR ENTITY OTHER THAN BUYER OR ANY OF ITS AFFILIATES FOR PERSONAL INJURY OR DAMAGE TO PROPERTY TO THE EXTENT THE EVENT OR OCCURRENCE GIVING RISE TO SUCH LIABILITY HAPPENED PRIOR TO THE CLOSING DATE.

16.5.    Effect of Disclaimers.  Buyer acknowledges and agrees that the Consideration has been negotiated to take into account that the Property is being sold subject to the provisions of this Section 16 and that Seller would have charged a higher purchase price if the provisions in this Section 16 were not agreed upon by Buyer.

Section 17.    Miscellaneous.

17.1.    Governing Law; Headings; Rules of Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

17.2.    Assignment.  Neither Buyer nor Seller shall assign any of their rights and obligations hereunder without the prior written consent of the other. Notwithstanding anything herein to the contrary, upon advance written notice to Seller and the Closing Agent, but without the prior written consent of Seller, Buyer may assign its rights and obligations hereunder to an Affiliate (as defined below). For purposes of this Section 17.2, “Affiliate” shall mean (a) any entity which controls, is controlled by or is under common management control with Buyer and/or (b) an entity for which Buyer acts as an advisor. Any assignment in contravention of this provision shall be void. No assignment, including an assignment to an Affiliate, shall release the Buyer herein named from any obligation or liability accruing under this Agreement prior to Closing; provided, however, that any permitted assignment of this Agreement by the Buyer herein named shall release the Buyer herein named from any obligation or liability accruing from and after Closing. Any assignee shall be deemed to have made any and all representations, warranties, acknowledgements, and releases made by Buyer hereunder, and shall be subject to all obligations of the Buyer hereunder as if the assignee were the original signatory hereto.

17.3.    Brokers.  Buyer and Seller each warrant and represent to the other that such representing and warranting party has not employed or made any commitment to a broker or agent (including without limitation any real estate or securities broker, agent, dealer, or salesperson) in connection with the transaction contemplated hereby, except for Seller’s Broker. Seller shall be responsible for the payment of any resulting fee or expenses relating to the Seller’s Broker. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the indemnifying parties’ representation herein being untrue.

17.4.    No Waiver.  Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof, except the Closing of this Agreement shall constitute waiver of all conditions to Closing except to the extent otherwise agreed in writing at Closing.

17.5.    Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

17.6.    Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

17.7.    Amendments.  No amendment to this Agreement shall be binding on any of the parties hereof unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

17.8.    Possession.  Possession of the Property shall be given by Seller to Buyer at Closing.

17.9.    Date for Performance.  If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday in the State of Texas, then such time period shall be automatically extended through the close of business on the next regular business day.

17.10.    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

17.11.    Time of the Essence.  Time shall be of the essence of this Agreement and each and every term and condition hereof.

17.12.    Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

17.13.    Survival.  Except as otherwise expressly provided herein, neither this Agreement nor any provision contained herein shall be cancelled or merged with any deed or other instrument on, as of, at or by reason of the Closing, and the covenants and obligations of the parties shall survive the Closing.

17.14.    Further Assurances.  After the Closing, Buyer and Seller shall execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) such instruments and take such other actions as may be reasonably necessary or advisable to carry out their respective obligations under this Agreement and under any exhibit, document, certificate, or other instrument delivered pursuant thereto.

17.15.    1031 Exchange.  Buyer agrees to reasonably cooperate with Seller for the purpose of a possible tax deferred exchange by Seller pursuant to Internal Revenue Code Section 1031. Buyer shall not incur any additional liability or financial obligation as a consequence of Seller’s possible exchange, and Seller agrees to hold Buyer harmless from any liability that may arise from Buyer’s participation therein.

17.16.    Exhibits.  Attached hereto and forming an integral part of this Agreement are multiple exhibits, all of which are hereby incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto.

17.17.    Termination of Employees.  Effective as of the Closing Date, Seller shall cause ConAm to terminate all employees who work at the Property. Buyer shall have no responsibility for the payment of all salaries, bonuses, other compensation and accrued benefits due to such employees, or any employment taxes or other similar amounts due in respect of such employees. In the event any employee leases or occupies any unit in the Property free or at a below market rental, such employee’s lease, at Seller’s option, either shall be (i) modified to a market rental at Closing (with the term of any such modified lease to be on a month-to-month basis), or (ii) terminated effective as of the Closing Date, and if terminated Seller shall cause such unit to be vacated by the Closing Date.

17.18.  Website Content Modification.  As of Closing, Seller and ConAm shall delete from any website that Seller or ConAm manages or maintains that references the Property (collectively “Seller’s Websites”) all references to the Property and all pages exclusively dedicated to the Property. Furthermore, as of Closing, Seller and ConAm shall remove from Seller’s Websites all links, reciprocal or otherwise, to the Property Website. After Closing, Buyer shall remove all references to, or logos of, both Seller and ConAm from the Property Website.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

SELLER:

DAKOTA HILL PROPERTIES, A TEXAS LIMITED PARTNERSHIP

By: Dakota — IRET, Inc., a Texas corporation, its general partner

By:  /s/ Timothy P. Mihalick

Print Name:  Timothy P. Mihalick

Print Title:  Vice President

By:  /s/ Diane K. Bryant

Print Name:  Diane K. Bryant Print

Title:  Vice President

BUYER:

KBS REALTY ADVISORS, LLC, a Delaware limited liability company

By:  /s/ Charles Schreiber

Print Name:  Charles Schreiber

Print Title:  Chief Executive Officer